EXHIBIT 23.1




                          INDEPENDENT AUDITOR'S CONSENT





As independent auditors, we hereby consent to the use of our report for ECOS Group, Inc. and Subsidiary, dated May 25, 2001, and to all references to our Firm included in or made part of this Registration Statement.



MORRISON, BROWN, ARGIZ & COMPANY
Miami, Florida
June 21, 2001